FOR IMMEDIATE RELEASE                       Contact: Kenneth G. Kasses, Ph.D.
                                            Chairman, President and CEO
                                            (619) 455-2700

           Report at American Association for Cancer Research Meeting
          Presents Scientific Basis for Clinical Trial Now Underway at
                         British Columbia Cancer Agency

         Bcl-2 Antisense Shows Potent Anti-Tumor Effects in Pre-Clinical
                            Models of Prostate Cancer

San Diego, CA, December 7, 1998 - Genta Incorporated (Nasdaq: GNTA) announced that Dr. Martin Gleave, Associate Professor of Surgery/Urology at The University of British Columbia and Vancouver General Hospital, presented research results last Friday at the American Association for Cancer Research (AACR) sponsored conference entitled, New Research Approaches in the Prevention and Cure of Prostate Cancer. The research, conducted by Dr. Gleave and his associates, Drs. Anthony Tolcher and Hideake Miyake, revealed a significant role of the Bcl-2 protein in the progression of hormone-resistant prostate cancer. Furthermore, their work revealed potent effects of Genta's Bcl-2 antisense sequence on the levels of Bcl-2 messenger RNA and protein levels in their pre-clinical models.

G3139, which is Genta's proprietary Anticode(TM) product targeted to Bcl-2, is now in clinical development for treatment of prostate cancer, lymphoma, melanoma and other malignancies.

Prostate cancer is the most common malignancy in men in North America, and the second leading cause of cancer-related death behind lung cancer. While hormonal therapy is initially very effective, the disease often progresses and becomes hormone-resistant; outcome for patients is poor with available treatments. Dr. Gleave reported that, using two models for human prostate cancer in mice, the group made new progress in understanding the mechanisms for progressive prostate cancer and its resistance to therapy. "We now have a better understanding of the genetic changes linked to progressive prostate cancer, including the frequent up regulation of the bcl-2 gene and increased production of related proteins which appear to prevent tumor cell death (apoptosis), increasing the growth advantage for prostate cancer cells despite therapy with hormones or drugs," reported Dr. Gleave. "Using G3139 antisense product in the prostate cancer cells, we found specific and consistent block of this Bcl-2 protein, linked to striking inhibition of cancer cell growth both in cell culture and in mice."


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Results with Combination Therapy Leads to New Clinical Trial

Dr. Gleave also reported that they found that Bcl-2 antisense significantly improved the anticancer action of paclitaxel and mitoxantrone, two drugs that are widely used for clinical treatment of patients with metastatic prostate cancer. "Supporting our prediction that Bcl-2 was linked to resistance by cancer cells to chemotherapy, we found that antisense oligonucleotides could improve the potency of these standard chemotherapies by over 10-fold in the prostate cancer models," reported Dr. Gleave. "This is a dramatic improvement in potency that could not be easily reproduced by other treatment strategies. Since G3139 is already in clinical studies and we know a great deal about patient tolerance as a single agent, these findings contribute to a potential new approach for combination therapy of prostate cancer."

Based on these results presented by Dr. Gleave, and other ongoing clinical studies with G3139, a Phase I-II protocol has been started with Drs. Richard Klasa and Kim Chi at the British Columbia Cancer Agency to treat patients with progressive prostate cancer using G3139 in combination with mitoxantrone.

Background Information on Apoptosis, Cancer, Bcl-2 and G3139

The body's cells are normally programmed to detect damage in their genetic makeup and to enter into a suicidal state when such alterations are detected. This natural process, known as apoptosis or "programmed cell death," helps the body regulate its own well being by destroying damaged cells. In many cancer cells, however, this process of natural cell death is inhibited by the over expression of a protein called Bcl-2, which is produced by a gene identified as bcl-2. Consequently these cancer cells, even though damaged, resist dying and continue multiplying.

In many cases, cells that over produce the Bcl-2 protein are also resistant to chemotherapeutic agents, many of which act by stimulating apoptosis, and these cancers have been associated with an unfavorable prognosis. For example, it has been reported that Bcl-2 protein is over produced in virtually all hormone-refractory, metastatic prostate cancer; 80-90% of estrogen-receptor-positive breast cancer; 70-100% of follicular lymphomas; and up to 90% of malignant melanomas. Bcl-2 has also been reported to be up regulated in some lung, gastric and colorectal cancers.

Using a single drug based on the genetic sequence of the bcl-2 gene, Genta Incorporated is developing a novel therapeutic approach to treating several cancers. Genta developed this synthetic DNA-like molecule, identified as G3139, to bind specifically to a small segment of the messenger RNA, which produces the harmful Bcl-2 protein. Once bound to the messenger RNA, the messenger RNA is destroyed, preventing the production of the Bcl-2 protein. (This type of interference with the process, whereby genes produce proteins through their messenger RNA, has been called "antisense.") The goal of this therapeutic approach is to restore the diseased cells' sensitivity to apoptotic stimuli, including many chemotherapeutic agents - an effect called "chemosensitization."


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In  February  1998,  a report  of such  chemosensitization  appeared  in  Nature
Medicine, a peer-reviewed, scientific journal. In the report, G3139 was shown to enhance the effect of a standard chemotherapeutic agent, DTIC or dacarbazine, in a mouse model of human malignant melanoma. In two experiments with a total of 13 animals, 10 had no tumor after the combined treatment and the other three showed an average reduction in tumor weight of 90% compared to the DTIC-alone treated, control animals.

Genta is now in the clinical development phases of G3139. A Phase I study at the Royal Marsden Hospital in London has been completed, and a Phase I/IIa study is in progress at the Memorial Sloan-Kettering Cancer Center in New York City. A preliminary report of the study at the Royal Marsden was published in The Lancet in April 1997. Although this was primarily a safety study, the investigators reported very encouraging biological clinical activity of the drug, including one complete response to G3139 alone. The first combination drug trial using G3139 and DTIC in malignant melanoma is in progress at the University of Vienna conducted by the same investigators who published the work cited in Nature Medicine, above. Another study has been initiated at the Sidney Kimmel Cancer Center in San Diego to study longer durations of therapy and in combination with androgen receptor blockade, the most common therapeutic approach to prostate cancer. A study to examine the concurrent use of G3139 and mitoxantrone in prostate cancer has recently started at the British Columbia Cancer Agency in Vancouver as noted above. Other clinical studies are also in development and should be initiated in the coming months.

Genta  Incorporated  (Nasdaq:  GNTA) is a  biopharmaceutical  company focused on
building  a  product  and  technology   portfolio  based  on  its   Anticode(TM)
(antisense) products intended to treat cancer at its genetic source.

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expectations are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. For example, the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; Genta has not successfully completed human clinical trials of a product based on antisense technology; and delays in the completion of clinical trials as a result of delays in patient enrollment or other factors may occur. Examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; the timely development, receipt of necessary regulatory approvals and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; and the changing of market conditions. The Company does not undertake to update forward-looking statements.

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